UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-204857	37-1765151
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1620 Beacon Place

Oxnard, CA 93033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 824-0410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures contained under the heading in Item 5.02 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2018, the Board of Directors of CURE Pharmaceutical Holding Corp. (the “Company”) appointed Gene Salkind, MD as director of the Company. Dr. Salkind, age 64, is board certified in neurological surgery by the American Board of Neurological Surgery and completed various residencies, fellowships and postgraduate training at Abington Memorial hospital, The Graduate Hospital, Veteran’s Administration Hospital, Pennsylvania Hospital, Children’s Hospital of Philadelphia, and the Hospital of the University of Pennsylvania. He received his Medical Degree from Temple University School of Medicine and his Bachelor of Arts from the University of Pennsylvania. He has had numerous faculty, hospital and administrative appointments at virtually every major hospital in the northeastern Philadelphia and surrounding areas. As a prolific pharmaceutical investor, some of Dr. Salkind’s previous successful investments include Intuitive Surgical, Pharmacyclics, which grew from less than $1 per share to subsequently being acquired by Abbvie for $250/share, and Centocor, one of the nation’s largest biotechnology companies, which was acquired by Johnson & Johnson for $4.9 billion in stock. Dr. Salkind currently sits on the board of DermTech, a private company based in San Diego that has become the global leader in non-invasive dermatological molecular diagnostics.

There are no relationships between Dr. Salkind and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: December 21, 2018	By:	/s/ Rob Davidson
	Name:	Rob Davidson
	Title:	Chief Executive Officer

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